Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS A 10 PERCENT INCREASE IN FOURTH QUARTER DILUTED EARNINGS PER SHARE

Fourth Quarter Domestic RevPAR Increases 5 Percent

ROCKVILLE, MD. (February 15, 2017) - Choice Hotels International, Inc. (NYSE:CHH) today reported its results for the three months and year ended December 31, 2016. Net income for the fourth quarter of 2016 was $31.8 million or $0.56 per diluted share, compared with $29.2 million or $0.51 per diluted share for the fourth quarter of 2015. Fourth quarter adjusted earnings before income taxes, depreciation and amortization (EBITDA) was $56.0 million, compared with $50.6 million in the prior year, an increase of 11 percent.

“We are pleased to report another record year of revenue, operating income and net income performance. 2016 was a strong year for Choice Hotels highlighted by our domestic RevPAR growth which continues to outpace industry performance and strong development results,” said Stephen P. Joyce, chief executive officer of Choice Hotels. “There are many contributing factors to our success highlighted by our efforts to deliver new strategic programs and tools designed to increase reservation delivery to our franchisees, the acceleration of our growth and performance in the upscale category, and our strong development momentum. We are optimistic that our expanded programs and services will result in continued strong RevPAR performance and developer interest in 2017 and beyond.”

Highlights of the company’s fourth quarter and full-year 2016 results are as follows:

Overall Results

•
Diluted earnings per share (EPS) for the fourth quarter totaled $0.56, an increase of 10 percent from the comparable period of the prior year, and increased 11 percent for the full year to $2.46; excluding executive termination benefits, full year adjusted diluted EPS increased 12 percent over the prior year.

•	Net income totaled $31.8 million for the fourth quarter and $139.4 million for the full year.

•
Adjusted EBITDA from hotel franchising activities for the fourth quarter increased 8 percent from the prior year fourth quarter to $61.4 million and increased 7 percent to $273.3 million for the full year.

•
Adjusted hotel franchising margins for the fourth quarter increased 110 basis points from the prior year fourth quarter to 64.4 percent, and increased 90 basis points to 68.2 percent for the full year.

Royalties

•
Domestic royalty fees for fourth quarter totaled $68.4 million, an increase of 8.4 percent from the comparable period of the prior year; full year domestic royalties increased 6.9 percent to $300.7 million from the same period of 2015.

•
Domestic system-wide revenue per available room (RevPAR) increased 5 percent and 3.9 percent for the fourth quarter and full year, respectively. Occupancy and average daily rates increased 150 basis points and 2.3 percent, respectively in the fourth quarter from the same period of 2015.

•
Domestic RevPAR performance for the fourth quarter of 2016 exceeded total industry results by 180 basis points, and also exceeded growth reported by Smith Travel Research for the primary chain scale segments in which the company competes.

•	Comfort family of brands and Sleep recorded 27 and 31 consecutive months of RevPAR index gains compared to its competition, respectively.

•	Cambria hotel & suites achieved full year RevPAR of over $100.

•	Effective royalty rate increased 13 basis points and 11 basis points for the fourth quarter and full year 2016, respectively.

•	Domestic hotels as of December 31, 2016, increased 1.6 percent from December 31, 2015.

Development

•
Approved 267 new franchised hotels for development in the fourth quarter, bringing full year new franchise agreements to 645 hotels. New construction franchise agreements increased 23 percent in the fourth quarter of 2016 from the comparable period of 2015.

•	Cambria hotel & suites continued to enter major markets with groundbreakings and openings in Philadelphia, two projects in Chicago, Nashville and New York’s Times Square.

•	The company’s domestic pipeline of hotels awaiting conversion, under construction or approved for development as of December 31, 2016, increased 19 percent from December 31, 2015.

•	The domestic new construction pipeline for Cambria hotel & suites as of December 31, 2016, totaled 66 hotels, a 53 percent increase from December 31, 2015.

"We continue to have great success in executing and opening new construction hotels in top markets, as developers have taken note of our strong RevPAR performance and the brand strategies that we have implemented to improve hotel performance," said Patrick Pacious, president and chief operating officer, Choice Hotels. "We are particularly pleased that Cambria hotel & suites and the Comfort brands continue to draw attention from top hotel developers, resulting in an increase in new construction projects in prime urban locations. We expect to see continued interest and development of these brands in highly desirable markets.”

Special Item

During the year ended December 31, 2016, the company recorded an executive termination benefit charge of approximately $2.2 million. This special item impacted diluted EPS by $0.03 per share for the year ended December 31, 2016. The company uses non-GAAP measures that exclude executive termination benefits because those non-GAAP measures allow for period-over-period comparison of on-going core operations before the impact of these charges. These non-GAAP measures, which are reconciled to the comparable GAAP measures in Exhibit 8, include adjusted net income, adjusted diluted EPS, adjusted hotel franchising selling, general and administrative expenses, adjusted EBITDA and adjusted hotel franchising margins.

Use of Cash Flows

Dividends
During the fourth quarter of 2016, the company’s board of directors announced a 5 percent increase, effective the first quarter of 2017, of the current quarterly dividend rate per common share to $0.215 per share. During the year ended December 31, 2016, the company paid cash dividends totaling approximately $46 million.

Share Repurchases
The company repurchased 0.6 million shares of common stock under its share repurchase program during the year ended December 31, 2016, at a total cost of approximately $30 million. During the fourth quarter, the company’s board of directors approved increasing the number of shares authorized under its long-standing share repurchase program by 3 million shares. Thus, the company currently has authorization to purchase up to 4.0 million additional shares under this program.

Hotel Development & Financing
Pursuant to its program to encourage acceleration of the growth of our upscale select-service Cambria hotels & suites brand, the company advanced approximately $104 million in support of the brand’s development during the year ended December 31, 2016. The company also recycled approximately $28 million of investments in support of Cambria development projects resulting in net advances of $76 million for the current year. These advances are primarily in the form of joint venture investments, forgivable key money loans, senior and mezzanine lending and site acquisitions. On December 31, 2016, the company had approximately $204 million reflected in its consolidated balance sheet pursuant to these financial support activities. With respect to lending and joint venture investments, the company generally expects to recycle these loans and investments within a five-year period.

Outlook
The company’s consolidated 2017 outlook reflects the following assumptions:
Consolidated Outlook

•	Net income for full year 2017 is expected to range between $157 million and $160 million.

•	Adjusted EBITDA for full year 2017 is expected to range between $292 million and $297 million.

•	The company’s first quarter 2017 diluted EPS is expected to be at least $0.49.

•	The company expects full year 2017 diluted EPS to range between $2.78 and $2.84.

•	The recurring effective tax rate is expected to be approximately 33.5% for the first quarter and full year 2017.

•
Diluted EPS estimates are based on the current number of shares outstanding and thus do not factor in any changes that may occur due to new equity grants or any further repurchases of common stock under the company’s share repurchase program.

•	The EPS and consolidated EBITDA estimates assume that we incur net reductions in EBITDA related to non-hotel franchising activities at the midpoint of the range for these investments.
Hotel Franchising

•	Adjusted EBITDA from hotel franchising activities for full year 2017 are expected to range between $297 million and $302 million.

•	Net domestic unit growth for 2017 is expected to range between approximately 2% and 3%.

•	RevPAR is expected to increase between 3.5% and 4.5% for the first quarter and range between 3.0% and 4.0% for full year 2017.

•	The effective royalty rate is expected to increase between 12 and 14 basis points for full year 2017 as compared to full year 2016.

Non-Hotel Franchising Activities

•
Net reductions in full year 2017 EBITDA relating to our non-hotel franchising operations, which primarily relate to SkyTouch and vacation rental activities are expected to range between approximately $4 million and $6 million.

Conference Call
Choice will conduct a conference call on Thursday, February 16, 2017, at 9:00 a.m. ET to discuss the company’s fourth quarter 2016 and full-year results. The dial-in number to listen to the call domestically is 1-855-638-5678 and the number for international participants is 1-920-663-6286. The conference call also will be webcast simultaneously via the company’s website, www.choicehotels.com. Interested investors and other parties wishing to access the call via the webcast should go to the website and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.
The call will be recorded and available for replay beginning at 12:00 p.m. ET on Thursday, February 16, 2017, by calling 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering access code 48329007. In addition, the call will be archived and available on choicehotels.com via the Investor Info link.
About Choice Hotels
Choice Hotels International, Inc. (NYSE: CHH) is one of the world's largest lodging companies. With more than 6,500 hotels franchised in more than 40 countries and territories, Choice Hotels International® represents more than 500,000 rooms around the globe. As of December 31, 2016, 775 hotels were in our development pipeline. Our company's Ascend Hotel Collection®, Cambria® hotels & suites, Comfort Inn®, Comfort Suites®, Sleep Inn®, Quality®, Clarion®, MainStay Suites®, Suburban Extended Stay Hotel®, Econo Lodge®, Rodeway Inn®, and Vacation Rentals by Choice HotelsTM brands provide a spectrum of lodging choices to meet guests' needs. With more than 30 million members and counting, our Choice Privileges® rewards program enhances every trip a guest takes, with benefits ranging from instant, every day rewards to exceptional experiences, starting right when they join. All hotels and vacation rentals are independently owned and operated. Visit us at www.choicehotels.com for more information.

SkyTouch Technology® is a business division of Choice Hotels that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements.  These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management.  Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters.   We caution you not to place undue reliance on any such forward-looking statements.  Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements.  Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to development activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness.  These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release
Adjusted EBITDA, Adjusted diluted EPS, hotel franchising revenues, adjusted hotel franchising SG&A, Adjusted EBITDA from hotel franchising activities and adjusted hotel franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as net income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these items to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses, equity in net income of unconsolidated affiliates, mark to market adjustments on non-qualified retirement plan investments and executive termination benefits. We consider adjusted EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Mark to market adjustments on non-qualified retirement plan investments recorded in SG&A are excluded from EBITDA as the company accounts for these investments in accordance with accounting for deferred compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have an impact on the company’s net income. These amounts are excluded from EBITDA as they can vary widely across reporting periods based on the performance of the investments and are not an indicator of the operating performance of the company.

Hotel Franchising Revenues, Adjusted Hotel Franchising EBITDA, Adjusted Hotel Franchising SG&A and Margins: The company reports hotel franchising revenues, adjusted hotel franchising EBITDA, adjusted franchising hotel SG&A and margins which exclude marketing and reservation revenues; the SkyTouch Technology division; recently acquired operations that provide Software as a Service (“SaaS”) technology solutions to vacation rental management companies; revenue generated from the ownership of an office building that is leased to a third-party and executive termination benefits.

These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology and our vacation rental technology solutions provider are excluded since they do not reflect the company’s core franchising business but are adjacent, complementary lines of business.

Contacts
Scott Oaksmith, Senior Vice President, Finance & Chief Accounting Officer
(301) 592-6659
Scott Carman, Director, Public Relations
(301) 592-6361

© 2017 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.							Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
			Variance				Variance
	2016	2015	$	%	2016	2015	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$73,379	$67,965	$5,414	8%	$320,547	$301,508	$19,039	6%
Initial franchise and relicensing fees	6,807	6,977	(170)	(2)%	23,953	24,680	(727)	(3)%
Procurement services	7,507	7,404	103	1%	31,226	27,071	4,155	15%
Marketing and reservation system	113,523	122,465	(8,942)	(7)%	525,716	488,763	36,953	8%
Other	6,979	6,140	839	14%	23,199	17,856	5,343	30%
Total revenues	208,195	210,951	(2,756)	(1)%	924,641	859,878	64,763	8%

OPERATING EXPENSES:

Selling, general and administrative	39,213	38,542	671	2%	148,728	134,254	14,474	11%
Depreciation and amortization	2,998	2,749	249	9%	11,705	11,542	163	1%
Marketing and reservation system	113,523	122,465	(8,942)	(7)%	525,716	488,763	36,953	8%
Total operating expenses	155,734	163,756	(8,022)	(5)%	686,149	634,559	51,590	8%

Gain on sale of assets, net	1	—	1	NM	403	—	403	NM

Operating income	52,462	47,195	5,267	11%	238,895	225,319	13,576	6%

OTHER INCOME AND EXPENSES, NET:
Interest expense	10,980	10,776	204	2%	44,446	42,833	1,613	4%
Interest income	(1,033)	(598)	(435)	73%	(3,535)	(1,580)	(1,955)	124%
Other (gains) losses	(499)	(581)	82	(14)%	(1,504)	(820)	(684)	83%
Equity in net (income) loss of affiliates	(778)	(206)	(572)	278%	(492)	901	(1,393)	(155)%
Total other income and expenses, net	8,670	9,391	(721)	(8)%	38,915	41,334	(2,419)	(6)%

Income before income taxes	43,792	37,804	5,988	16%	199,980	183,985	15,995	9%
Income taxes	11,971	8,601	3,370	39%	60,609	55,956	4,653	8%
Net income	$31,821	$29,203	$2,618	9%	$139,371	$128,029	$11,342	9%

Basic earnings per share	$0.57	$0.52	$0.05	10%	$2.48	$2.24	$0.24	11%

Diluted earnings per share	$0.56	$0.51	$0.05	10%	$2.46	$2.22	$0.24	11%

Choice Hotels International, Inc.		Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	December 31,	December 31,
	2016	2015
	(Unaudited)

ASSETS

Cash and cash equivalents	$202,463	$193,441
Accounts receivable, net	107,336	89,352
Other current assets	35,074	28,160
Total current assets	344,873	310,953

Fixed assets and intangibles, net	178,704	179,433
Notes receivable, net of allowances	110,608	82,572
Investments in unconsolidated entities	94,839	67,037
Investments, employee benefit plans, at fair value	16,975	17,674
Other assets	106,469	59,341
Total assets	$852,468	$717,010

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$48,071	$64,431
Accrued expenses and other current liabilities	81,184	70,807
Deferred revenue	133,218	71,587
Current portion of long-term debt	1,195	1,191
Total current liabilities	263,668	208,016

Long-term debt	839,409	812,945
Deferred compensation & retirement plan obligations	21,595	22,859
Other liabilities	39,145	69,089

Total liabilities	1,163,817	1,112,909

Total shareholders' deficit	(311,349)	(395,899)

Total liabilities and shareholders' deficit	$852,468	$717,010

Choice Hotels International, Inc.		Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Year Ended December 31,

	2016	2015*
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$139,371	$128,029

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,705	11,542
Gain on disposal of assets	(346)	(1,521)
Provision for bad debts, net	2,151	1,704
Non-cash stock compensation and other charges	15,458	11,805
Non-cash interest and other loss	1,059	3,229
Deferred income taxes	(10,542)	615
Equity in net losses from unconsolidated joint ventures less distributions received	1,025	3,279

Changes in assets and liabilities, net of acquisition:
Receivables	(21,919)	401
Advances to/from marketing and reservation activities, net	(21,449)	11,074
Forgivable notes receivable, net	(17,410)	(23,066)
Accounts payable	(13,689)	6,493
Accrued expenses and other current liabilities	5,225	5,166
Income taxes payable/receivable	5,775	808
Deferred revenue	61,646	5,251
Other assets	(8,703)	(5,792)
Other liabilities	2,678	6,062

NET CASH PROVIDED BY OPERATING ACTIVITIES	152,035	165,079

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(25,191)	(27,765)
Investment in intangible assets	(2,580)	(733)
Proceeds from sales of assets	11,462	6,347
Acquisitions of real estate	(28,583)	(9,200)
Business acquisiton, net of cash acquired	(1,341)	(13,269)
Contributions to equity method investments	(34,661)	(23,737)
Distributions from equity method investments	3,700	518
Purchases of investments, employee benefit plans	(1,661)	(3,220)
Proceeds from sales of investments, employee benefit plans	1,911	3,170
Issuance of mezzanine and other notes receivable	(32,604)	(36,884)
Collections of mezzanine and other notes receivable	11,070	4,849
Other items, net	11	114

NET CASH USED BY INVESTING ACTIVITIES	(98,467)	(99,810)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facilities	25,795	158,867
Principal payments on long-term debt	(988)	(130,501)
Proceeds from other debt agreements	550	—
Proceeds from the issuance of long-term debt	—	176
Debt issuance costs	(284)	(2,169)
Purchases of treasury stock	(35,926)	(72,873)
Dividends paid	(46,182)	(45,214)
Proceeds from exercise of stock options	12,951	7,056

NET CASH USED BY FINANCING ACTIVITIES	(44,084)	(84,658)

Net change in cash and cash equivalents	9,484	(19,389)
Effect of foreign exchange rate changes on cash and cash equivalents	(462)	(2,049)
Cash and cash equivalents at beginning of period	193,441	214,879

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$202,463	$193,441

* Year to date results for December 31, 2015 reflect the adoption of ASU No. 2016-09, which requires companies to recognize excess tax benefits related to the exercise of share based awards as operating activities in the statement of cash flows. The company has elected to apply the ASU retrospectively and as a result excess tax benefits totaling $5.2 million for the year ended December 31, 2015 have been reclassified from cash flows from financing activities to cash flows from operating activities.

CHOICE HOTELS INTERNATIONAL, INC.										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Year Ended December 31, 2016			For the Year Ended December 31, 2015			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$92.56	65.6%	$60.70	$89.68	65.0%	$58.25	3.2%	60	bps	4.2%
Comfort Suites	96.32	69.3%	66.74	93.89	68.3%	64.16	2.6%	100	bps	4.0%
Sleep	82.08	65.1%	53.47	80.41	63.9%	51.41	2.1%	120	bps	4.0%
Quality	77.80	59.1%	45.99	75.06	58.2%	43.69	3.7%	90	bps	5.3%
Clarion	82.35	58.3%	48.01	79.85	57.2%	45.63	3.1%	110	bps	5.2%
Econo Lodge	61.41	54.1%	33.22	59.61	53.5%	31.90	3.0%	60	bps	4.1%
Rodeway	63.04	55.7%	35.08	59.75	56.3%	33.64	5.5%	(60)	bps	4.3%
MainStay	76.29	65.2%	49.70	77.02	67.1%	51.71	(0.9)%	(190)	bps	(3.9)%
Suburban	49.96	75.5%	37.72	47.61	75.5%	35.95	4.9%	—	bps	4.9%
Cambria hotel & suites	131.73	76.3%	100.46	NA	NA	NA	NA	NA		NA
Ascend Hotel Collection	129.97	58.1%	75.52	127.27	58.5%	74.47	2.1%	(40)	bps	1.4%

Total (1)	$82.64	61.7%	$51.00	$80.24	61.2%	$49.08	3.0%	50	bps	3.9%

	For the Three Months Ended December 31, 2016			For the Three Months Ended December 31, 2015			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$88.45	60.7%	$53.66	$86.31	59.4%	$51.25	2.5%	130	bps	4.7%
Comfort Suites	92.67	64.7%	59.92	90.85	63.7%	57.90	2.0%	100	bps	3.5%
Sleep	78.82	61.5%	48.44	77.35	58.7%	45.41	1.9%	280	bps	6.7%
Quality	73.92	54.2%	40.05	71.82	52.5%	37.68	2.9%	170	bps	6.3%
Clarion	77.74	53.9%	41.93	76.13	51.8%	39.43	2.1%	210	bps	6.3%
Econo Lodge	58.37	50.4%	29.43	56.79	48.8%	27.72	2.8%	160	bps	6.2%
Rodeway	59.42	50.9%	30.22	57.00	49.9%	28.47	4.2%	100	bps	6.1%
MainStay	73.06	62.2%	45.42	73.73	60.1%	44.30	(0.9)%	210	bps	2.5%
Suburban	49.36	74.0%	36.55	47.15	71.1%	33.51	4.7%	290	bps	9.1%
Cambria hotel & suites	135.36	73.1%	98.90	NA	NA	NA	NA	NA	bps	NA
Ascend Hotel Collection	128.82	55.3%	71.29	126.92	54.4%	69.09	1.5%	90	bps	3.2%

Total (1)	$79.10	57.3%	$45.28	$77.30	55.8%	$43.13	2.3%	150	bps	5.0%

			For the Quarter Ended			For the Year Ended
			12/31/2016	12/31/2015		12/31/2016	12/31/2015

System-wide effective royalty rate			4.49%	4.36%		4.41%	4.3%

(1) Totals for the three months and year ended December 31, 2015 have been revised from previous disclosures to include the operating statistics for the Cambria hotel & suites brand

CHOICE HOTELS INTERNATIONAL, INC.								Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	December 31, 2016		December 31, 2015		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,113	86,310	1,156	89,545	(43)	(3,235)	(3.7)%	(3.6)%
Comfort Suites	565	43,610	569	43,949	(4)	(339)	(0.7)%	(0.8)%
Sleep	379	27,097	377	27,047	2	50	0.5%	0.2%
Quality	1,447	114,582	1,379	110,116	68	4,466	4.9%	4.1%
Clarion	167	22,941	175	24,449	(8)	(1,508)	(4.6)%	(6.2)%
Econo Lodge	857	52,791	856	52,978	1	(187)	0.1%	(0.4)%
Rodeway	565	32,515	513	28,880	52	3,635	10.1%	12.6%
MainStay	56	4,108	52	3,846	4	262	7.7%	6.8%
Suburban	59	6,561	62	6,994	(3)	(433)	(4.8)%	(6.2)%
Cambria hotel & suites	27	3,503	25	3,113	2	390	8.0%	12.5%
Ascend Hotel Collection	127	10,480	112	9,455	15	1,025	13.4%	10.8%

Domestic Franchises	5,362	404,498	5,276	400,372	86	4,126	1.6%	1.0%
International Franchises	1,152	111,624	1,147	107,111	5	4,513	0.4%	4.2%
Total Franchises	6,514	516,122	6,423	507,483	91	8,639	1.4%	1.7%

								Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION BY BRAND
DEVELOPMENT RESULTS -- DOMESTIC NEW HOTEL CONTRACTS
(UNAUDITED)

	For the Year Ended December 31, 2016			For the Year Ended December 31, 2015			% Change

	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	37	38	75	37	39	76	0%	(3)%	(1)%
Comfort Suites	43	3	46	45	6	51	(4)%	(50)%	(10)%
Sleep	50	1	51	34	—	34	47%	NM	50%
Quality	2	174	176	3	193	196	(33)%	(10)%	(10)%
Clarion	3	32	35	—	12	12	NM	167%	192%
Econo Lodge	2	65	67	—	60	60	NM	8%	12%
Rodeway	—	102	102	—	104	104	NM	(2)%	(2)%
MainStay	29	—	29	27	—	27	7%	NM	7%
Suburban	—	2	2	1	6	7	(100)%	(67)%	(71)%
Ascend Hotel Collection	9	25	34	5	32	37	80%	(22)%	(8)%
Cambria hotel & suites	26	2	28	21	5	26	24%	(60%)	8%

Total Domestic System	201	444	645	173	457	630	16%	(3)%	2%

	For the Three Months Ended December 31, 2016			For the Three Months Ended December 31, 2015			% Change

	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	17	12	29	20	11	31	(15)%	9%	(6)%
Comfort Suites	26	2	28	27	3	30	(4)%	(33)%	(7)%
Sleep	24	—	24	15	—	15	60%	NM	60%
Quality	2	56	58	—	79	79	NM	(29)%	(27)%
Clarion	—	17	17	—	5	5	NM	240%	240%
Econo Lodge	1	24	25	—	21	21	NM	14%	19%
Rodeway	—	42	42	—	47	47	NM	(11)%	(11)%
MainStay	14	—	14	11	—	11	27%	NM	27%
Suburban	—	1	1	—	2	2	NM	(50)%	(50)%
Ascend Hotel Collection	7	10	17	2	10	12	250%	0%	42%
Cambria hotel & suites	10	2	12	7	3	10	43%	(33%)	20%

Total Domestic System	101	166	267	82	181	263	23%	(8)%	2%

											Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
DOMESTIC PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT
(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	December 31, 2016 Units			December 31, 2015 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	38	94	132	38	83	121	—	0%	11	13%	11	9%
Comfort Suites	3	114	117	3	95	98	—	0%	19	20%	19	19%
Sleep Inn	1	108	109	—	81	81	1	NM	27	33%	28	35%
Quality	54	5	59	53	5	58	1	2%	—	0%	1	2%
Clarion	17	4	21	7	2	9	10	143%	2	100%	12	133%
Econo Lodge	33	4	37	23	4	27	10	43%	—	0%	10	37%
Rodeway	37	1	38	47	2	49	(10)	(21)%	(1)	(50)%	(11)	(22)%
MainStay	—	75	75	—	60	60	—	NM	15	25%	15	25%
Suburban	5	5	10	5	8	13	—	0%	(3)	(38)%	(3)	(23)%
Ascend Hotel Collection	35	22	57	28	19	47	7	25%	3	16%	10	21%
Cambria hotel & suites	6	60	66	5	38	43	1	20%	22	58%	23	53%

	229	492	721	209	397	606	20	10%	95	24%	115	19%

CHOICE HOTELS INTERNATIONAL, INC.				Exhibit 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

HOTEL FRANCHISING REVENUES AND ADJUSTED HOTEL FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Hotel Franchising Revenues:

Total Revenues	$208,195	$210,951	$924,641	$859,878
Adjustments:
Marketing and reservation system revenues	(113,523)	(122,465)	(525,716)	(488,763)
Non-hotel franchising activities	(2,295)	(1,943)	(8,816)	(4,416)
Hotel Franchising Revenues	$92,377	$86,543	$390,109	$366,699

Adjusted Hotel Franchising Margins:

Operating Margin:

Total Revenues	$208,195	$210,951	$924,641	$859,878
Operating Income	$52,462	$47,195	$238,895	$225,319
Operating Margin	25.2%	22.4%	25.8%	26.2%

Adjusted Hotel Franchising Margin:

Hotel Franchising Revenues	$92,377	$86,543	$390,109	$366,699

Operating Income	$52,462	$47,195	$238,895	$225,319
Mark to market adjustments on non-qualified retirement plan investments	$531	$619	$1,534	$(732)
Executive termination benefits	—	—	2,206	—
Non-hotel franchising activities operating loss	6,453	6,952	23,593	22,274
Adjusted Hotel Franchising Operating Income	$59,446	$54,766	$266,228	$246,861

Adjusted Hotel Franchising Margins	64.4%	63.3%	68.2%	67.3%

ADJUSTED HOTEL FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Total Selling, General and Administrative Expenses	$39,213	$38,542	$148,728	$134,254
Mark to market adjustments on non-qualified retirement plan investments	$(531)	$(619)	$(1,534)	$732
Executive termination benefits	—	—	(2,206)	—
Non-hotel franchising activities	(7,703)	(7,976)	(28,141)	(24,121)
Adjusted Hotel Franchising Selling, General and Administration Expenses	$30,979	$29,947	$116,847	$110,865

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")

(dollar amounts in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income	$31,821	$29,203	$139,371	$128,029
Income taxes	11,971	8,601	60,609	55,956
Interest expense	10,980	10,776	44,446	42,833
Interest income	(1,033)	(598)	(3,535)	(1,580)
Other (gains) losses	(499)	(581)	(1,504)	(820)
Equity in net (income) loss of affiliates	(778)	(206)	(492)	901
Gain on sale of assets	(1)	—	(403)	—
Depreciation and amortization	2,998	2,749	11,705	11,542
Mark to market adjustments on non-qualified retirement plan investments	531	619	1,534	(732)
Executive termination benefits	—	—	2,206	—
Adjusted EBITDA	$55,990	$50,563	$253,937	$236,129

Hotel franchising	$61,398	$56,596	$273,262	$255,834
Non-hotel franchising activities	(5,408)	(6,033)	(19,325)	(19,705)
	$55,990	$50,563	$253,937	$236,129

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,

	2016	2015	2016	2015

Net Income	$31,821	$29,203	$139,371	$128,029
Adjustments:
Executive termination benefits, net of income taxes	—	—	1,394	—
Adjusted Net Income	$31,821	$29,203	$140,765	$128,029

Diluted Earnings Per Share	$0.56	$0.51	$2.46	$2.22
Adjustments:
Executive termination benefits	—	—	0.03	—
Adjusted Diluted Earnings Per Share (EPS)	$0.56	$0.51	$2.49	$2.22

ADJUSTED EBITDA FULL YEAR FORECAST

(dollar amounts in thousands)
	Range
	Estimated Adjusted EBITDA
	Fiscal Year 2017

Net income	$156,900	$160,200
Income taxes	79,000	80,700
Interest expense	47,800	47,800
Interest income	(4,700)	(4,700)
Gain on sale of assets	—	—
Other gains	—	—
Equity in net loss of affiliates	(200)	(200)
Depreciation and amortization	13,200	13,200
Mark to market adjustments on non-qualified retirement plan investments	—	—
Adjusted EBITDA	$292,000	$297,000

Hotel franchising	$297,000	$302,000
Non-hotel franchising activities	(5,000)	(5,000)
	$292,000	$297,000